Priva

Invest $99.12 minimum investment

4(a)(6) offering provided by Netcapital Funding Portal, Inc.

Invest

Introducing Priva

Priva is a marketplace for door-to-door regional transportation. Priva gives customers their time back by providing an alternative to commuter flights, such as Chicago to Detroit or New York to Boston. Though Priva's website, customers can reserve a black car or a bespoke mobile office which will transport them door to door. Customers pay Priva on a per ride basis. For black cars, Priva acts as a broker. Customers can place a ride request via Priva's website which is then passed along to a local black car provider. For the mobile offices, Priva is the owner & operator of those vehicles.

Learn more about Priva at travelpriva.com.

Be a Part of Priva

This is an offering of Common Stock, under registration exemption 4(a)(6), in Future Mobility Company Holdings, Inc., doing business as Priva. This offering must raise at least $10,000 by January 31, 2019 at 11:59pm ET. If this offering doesn't reach its *target*, then your money will be refunded. Priva may issue additional securities to raise up to $504,000, the offering's *maximum*.

$93,494 raised!

$10,000 minimum

If the offering is successful at raising the maximum amount, then the company's implied valuation after the offering (sometimes called its *post-money valuation*) will be:

5,954,610 shares × $0.84 per share
= $5,001,872 implied valuation

Financials

Priva's official name is Future Mobility Company Holdings, Inc., so that's the name that appears in the statements below.

These financial statements have been reviewed by an independent Certified Public Accountant.

CPA review letter

Priva's SEC Filings

The Offering Statement is a formal description of the company and this transaction. It's filed with the SEC to comply with the requirements of exemption 4(a)(6) of the Securities Act of 1933.

- Latest offering statement

We're also required to share links to each of the SEC filings related to this offering with investors.

- Form C on October 9, 2018
- Form C/A on December 10, 2018
- Form C/A on December 31, 2018

Ask Priva a Question

Proofread your comment before submitting: once it's posted, you can't edit or delete it. For the fastest help with the web site, email help@netcapital.com instead of commenting.

Type your question or comment here

Post

Understand the Risks

Be sure to understand the risks of this type of investment. No regulatory body (not the SEC, not any state regulator) has passed upon the merits of or given its approval to the securities, the terms of the offering, or the accuracy or completeness of any offering materials or information posted herein. That's typical for Regulation CF offerings like this one.

Neither Netcapital nor any of its directors, officers, employees, representatives, affiliates, or agents shall have any liability whatsoever arising from any error or incompleteness of fact or opinion in, or lack of care in the preparation or publication of, the materials and communication herein or the terms or valuation of any securities offering.

The information contained herein includes forward-looking statements. These statements relate to future events or to future financial performance, and involve known and unknown risks, uncertainties, and other factors, that may cause actual results to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties, and other factors, which are, in some cases, beyond the company's control and which could, and likely will, materially affect actual results, levels of activity, performance, or achievements. Any forward-looking statement reflects the current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to operations, results of operations, growth strategy, and liquidity. No obligation exists to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.